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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
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                             FORM 8-K

                           CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported)         December 10, 2004
                                                      -----------------

                         BIOSYNERGY, INC.
       -----------------------------------------------------
       (Exact name of Registrant as specified in its charter)


Illinois                         0-12459                    36-2880990
-----------------------------  ----------------    ---------------------
(State or other jurisdiction   (Commission             (IRS Employer
      or incorporation)         File Number)             Identification)

         1940 E. Devon, Elk Grove  Village, Illinois 60007
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               (Address of principal executive offices)

Registrant's telephone number, including area code:     (847) 956-0471
                                                        ---------------

        ----------------------------------------------------

                            EXHIBITS

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



                          BIOSYNERGY, INC.
                           EXHIBIT INDEX
                          ----------------






Exhibit                                     Page Number Pursuant to
Number   Exhibit                            Sequential Nuumbering System
-------  --------------------------------   ----------------------------

10(i)    Amended Stock Option Agreement     E1
         dated November 12, 2004,
         between the Company and Fred K.
         Suzuki

                    AMENDED STOCK OPTION AGREEMENT
                    ------------------------------

     THIS AGREEMENT, effective this 12th day of November, 2004, is by and between Biosynergy, Inc., an Illinois Corporation ("Grantor") and Fred K. Suzuki ("Grantee").

     WHEREAS, on November 12, 2001, the Grantor granted to the Grantee an option (the "Original Option") to purchase 2,731,000 Shares (defined below) for the purchase price $.025 per share pursuant to a Stock Option Agreement dated November 12, 2001 (the "Stock Option Agreement"); and

     WHEREAS, the Original Option expires on November 12, 2004; and

     WHEREAS, the Grantor believes it to be in its best interest to extend the Option to the extent the Grantee did not exercise such Original Option to purchase the Shares (defined below) by amending such Stock Option Agreement;

     BE IT THEREFORE RESOLVED, that the Grantor hereby agrees to extend the Stock Option Agreement in its entirety to read as follows:

                              WITNESSETH

     1. Grant of Option. For valuable consideration, the receipt of which is hereby acknowledged, Grantor hereby grants to Grantee the option ("Option") to purchase all or a portion of 2,591,000 shares, as adjusted, of Grantor's authorized but unissued no par common stock ("Shares") for the purchase price of $.025 per Share, subject to the terms and conditions of this Agreement.

     2. Exercise. The Option shall be exercisable after the effective date of this Agreement and for a period of two years. In no event shall the Option be exercisable after November 12, 2006.

     3. Exercise of Option. The Option may be exercised by Grantee delivering notice to Grantor of Grantee's intent to exercise all or a portion of the Option, in one or more transactions, with delivery of the purchase price for the number of Shares purchased and a Stock Option Exercise Agreement in form and substance as set forth in Exhibit A attached hereto. Grantor shall, within a reasonable period of time after exercise of the Option, deliver certificates evidencing the Shares purchased to Grantee.

     4. Anti-Dilution Provision. In the event of a stock dividend, stock split, merger or reclassification with respect to the Grantor's common stock occurs during the one year period commencing on the effective date hereof, or any extension thereof, the Option exercise price shall be proportionately reduced or increased and the number of shares subject to the Option shall be proportionately increased or decreased as appropriate to place the Grantee in the same position as Grantee would have been if he had exercised the Option immediately before the stock dividend, stock split, merger or reclassification; provided, however, these adjustments shall not apply if the adjustments will be less than $.001 per share.

     5. Reservation of Shares. The Grantor shall reserve up to 2,591,000 Shares for issuance and/or delivery upon exercise of the Option. No fractional shares or script representing fractional shares shall be issued upon exercise of the Option.

     6. Violation of Law. The Option may not be exercised if its exercise would violate any applicable state securities law, any registration under or any requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, the rules of an exchange on which the Shares are traded, any other law of the State of Illinois, or any other federal law.

     7. Unregistered Stock. Grantee acknowledges that the Shares are not registered under the Securities Act of 1933, and that the Shares cannot be transferred unless they are registered under the Act, or an exemption from such registration is available and established to the satisfaction of the Grantor and that any resale, transfer, or other distribution of the Shares may only be made in conformity with Rule 144 of the Securities Act of 1933. The Grantor may place a legend on the certificate or certificates evidencing the Shares restricting the transfer of such Shares which may limit the ability of Grantee to pledge, transfer or sell the Shares.

     8. Invalidity of Transaction. In the event that the grant of the Option or the transfer, sale or purchase of the Shares as provided herein shall be determined to be invalid pursuant to any federal or state law, this Agreement shall be null or void, and the parties hereto shall execute such documents as may be necessary to reconvey the Shares, return to Grantee the consideration for the Shares, and nullify this Agreement. In such event, the parties shall incur the cost for such reconveyances as their interests may appear.

     9. Representations of Grantee. Grantee hereby represents and warrants as follows: a) he can bear the economic risk of losing his entire investment in Shares and can afford to hold the Shares for an indefinite period of time; b) that he is an accredited investor as defined by the Securities Act of 1933 and the regulations thereunder; c) he has received and reviewed all documents, records and books pertaining to an investment in the Shares which he deems necessary; d) he has had the opportunity to ask questions of, and receive answers from, the officers and directors of the Grantor concerning the terms of investment in the Shares and additional information, to the extent it can be acquired without unreasonable effort or expense, necessary to verify the accuracy of information provided by the officers and directors of the Grantor; and e) that the Grantor has virtually no profitable financial or operating history, and that Grantee understands the Shares are a speculative investment which involves a high degree of risk of loss by him of the entire investment in the Shares.

     10. Restriction on Conveyances. During the term of this Agreement, Grantor shall not issue, encumber, sell, transfer or otherwise convey the Shares or any interest therein without the written consent of Grantee, which may be withheld for any reason whatsoever.

     11. Survival of Terms and Conditions. As mutually agreed by and between the parties hereto, the terms and conditions herein contained shall survive the exercise of the Option and shall extend to and be obligatory upon the administrators, successors and assigns of the parties hereto.

     12. Shareholder Approval. Notwithstanding anything herein to the contrary, this Agreement is specifically subject to approval by the Shareholders of the Grantor. The Grantor shall submit this Agreement to the Shareholders of the Grantor for approval at the next meeting of such Shareholders. In the event this Agreement is not approved by the Shareholders as aforesaid, the Grantor shall repurchase from the Grantee all Shares purchased by the Grantee by exercise of the Option within 30 days after the Shareholders fail to approve this Agreement. The repurchase price for the Shares shall be the purchase price paid by Grantee upon exercise of the Option as set forth in Section 1 above, plus 10% of such purchase price for each year (prorated for partial years) the Grantee was the owner of the Shares, determined as of the date the Shareholders fail to approve this Agreement. In this respect, Grantee agrees, warrants and covenants not to sell, transfer or encumber the Shares purchased upon exercise of the Option until this Agreement has been approved by the Shareholders, except upon the prior written consent of the Grantor.

     13. Notices. All notices herein required shall be in writing and shall be served on the parties at the addresses last known to the party giving notice. The mailing of a notice by registered or certified mail, return receipt requested, shall be sufficient legal service of process.

     14. Text to Control. The headings of sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     15. Severability. Except as provided in Section 8, if any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provision had never been inserted in this Agreement.

     16. Amendment. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such changes, signed by the parties hereto.

     17. Applicable Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Illinois, without regard to its conflict of law rules.


     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed on the day and year first written above.

                                   BIOSYNERGY, INC.

      December 10, 2004            /s/Fred K. Suzuki/s/
Date  -----------------            ----------------------------------
                                   Fred K. Suzuki, President


Date  December 10, 2004            ATTEST:
      -----------------
                                   /s/Lauane C. Addis/s/
                                   ----------------------------------
                                   Lauane C. Addis, Secretary

                              EXHIBIT A

                   STOCK OPTION EXERCISE AGREEMENT


Biosynergy, Inc.
1940 East Devon Ave.
Elk Grove Village, IL 60007

Gentlemen:

Pursuant to the Stock Option Agreement dated November 12, 2004 between Biosynergy, Inc. (the "Company") and Fred K. Suzuki (the "Investor" or "undersigned"), the Investor hereby exercises its
option to purchase                        shares of the Company's no
par value common stock ("Shares") at an option price of $.025 per share.

In connection with the issuance to the undersigned of Shares, the undersigned hereby represent(s), understand(s) and acknowledge(s) that: The Shares are not registered under the Securities Act of 1933, as amended ("1933 Act"), and that the sale to the undersigned is to be a private sale of shares exempt under the applicable sections of the 1933 Act and/or applicable rules and regulations promulgated thereunder; the undersigned is acquiring such securities for investment for its own account, with no present intention of dividing participation with others or selling or otherwise distributing same; the Shares may be "Restricted Securities" as that term is defined in Rule 144 as promulgated under the 1933 Act; if the Shares are restricted securities they must be held indefinitely, unless they are registered under the 1933 Act or an exception from such registration is available; the Shares will contain substantially the following legend; "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 ("the Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the issuer. The presentation of this stock certificate to the transfer agent after
                                          (two years after purchase)
shall be deemed a representation by the record holder that he/she has been the beneficial owner of the securities for at least two years and has not entered into any short sale, put or other option transaction which would toll the holding period under Rule 144(d) and therefore is free to sell the securities under Rule 144(k), provided however, that the record holder is not an affiliate of the Company, which is to be established to the satisfaction of the issuer"; the above legend on the certificate will limit its value, including its value as collateral; the Company will instruct its transfer agent of (or if none, designate on the Company's records) such restrictions of the transfer of the Shares; the undersigned is aware that only the Company can file a Registration Statement or a Form 1-A notification under regulation A under the 1933 Act and that the Company has no obligation to do so or to take steps necessary to make Rule 144 available to the undersigned; the undersigned is knowledgeable and experienced in venture capital investments in general and, in particular, in venture capital investments similar in nature to a purchase of the Shares of the Company; the undersigned has such knowledge and experience in financial and business matters and is capable of evaluating the merits and financial and business matters and is capable of evaluating the merits and risks of an investment in the Company; the undersigned has relied upon the advice of counsel, accountants or other consultants as deemed necessary with regard to the tax aspects, risks and other operations involved in the purchase of the Shares; the undersigned has made, or caused to be made, such investigation of the Company, its management, its financial condition and its operations considered necessary and appropriate to enable it to make an informed decision regarding the purchase of the Shares; the undersigned has been presented with an opportunity to ask questions and receive answers from directors and officers of the Company relating to the business and operations of the Company and to obtain any additional information necessary to verify the accuracy of the information made available to them; he has been given the Company's latest Form 10KSB and/or Form 10QSB; the undersigned is therefore satisfied as to the present status and condition of such matters; the undersigned has been presented with and understood the Company's business plan, including, among other things, the nature and business of the Company and its method of operation, financial reports, management and risk factors associated with the Company's business; the undersigned can bare the economic loss of any investment with regard to the Shares and can afford to hold the Shares for an indefinite period of time; the undersigned has sufficient liquid assets to make this investment and provide for his needs; the undersigned is aware that the Shares constitute a speculative investment which involves a high degree of risk of loss of any investment, and there can be no guarantee of the amount of the funds available for distribution on liquidation or for any other type of consideration flowing to the undersigned from the Company as a result of owning the Shares, including dividends; the undersigned understands that there is no guarantee of any dividends ever being paid, and that the payment of dividends is within the discretion of the Board of Directors of the Company; the undersigned understands that no promises have been made concerning the subject of the transfer of Shares by the Company; and the acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in this letter agreement, that the Company and its directors, officers and agents are relying on the accuracy of the representations not be permitted to purchase any of the Shares offered hereby if any representation or warranty were known to be false. Accordingly, the undersigned hereby agrees to indemnify and hold harmless the Company and each of their directors, officers and agents from and against any and all loss, damage or liability, including attorney's fees due to or arising out of a breach of any representation or warranty of the undersigned contained in this Agreement.

With such full understandings and acknowledgments, the undersigned
does hereby affirm the purchase of                   Shares, and
delivers the purchase price of $                , in the form of
advances to the company, with this Agreement. The undersigned does further acknowledge the understanding of the terms and conditions of this Agreement, and agrees to be bound thereby.

Sincerely,


Sincerely,

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Signature                            Signature (co-owner, if any)

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Pring Name                           Print Name

---------------------------          ----------------------------------
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Address                              Address (Residence)

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Social Security Number               Social Security Number

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Telephone                            Telephone (Residence)

ACCEPTED THIS ___ DAY OF ____________, 20__.

BIOSYNERGY, INC.                     ATTEST:


By:-------------------------         ----------------------------------
   Fred K. Suzuki, President         Lauane C. Addis, Secretary